UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ZiLOG, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Darin G. Billerbeck	ZiLOG, Inc.
President and Chief Executive Officer	6800 Santa Teresa Boulevard
San Jose, California 95119
www.ZiLOG.com

To our Stockholders:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of ZiLOG, Inc. to be held on Thursday, September 6, 2007 at 9:00 a.m. Pacific Daylight Time at 6800 Santa Teresa Boulevard, San Jose, California 95119.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy card according to the instructions enclosed. Voting by written proxy will ensure your representation and the presence of a quorum at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in ZiLOG.

Sincerely,

/s/ DARIN G. BILLERBECK
Darin G. Billerbeck
President and Chief Executive Officer

San Jose, CA

July 27, 2007

ZiLOG, Inc.

6800 Santa Teresa Boulevard

San Jose, California 95119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 6, 2007

TIME:	9:00 a.m. PDT

PLACE:	6800 Santa Teresa Boulevard, San Jose, California 95119

ITEMS OF BUSINESS:

•      To elect two (2) Group II directors for a 3-year term.

•      To approve amendment of the 2004 Omnibus Stock Incentive Plan to: (1) increase the number of shares available for issuance by 1,500,000 shares; (2) specify that the maximum number of shares available for award grants, including incentive stock options (“ISOs”) be 3,000,000 shares; and (3) conform the award calendar to ZiLOG’s fiscal year with respect to the maximum award amount any individual may be granted thereunder.

•      To ratify the selection of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2008.

•      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Stockholders of record of ZiLOG at the close of business on July 9, 2007 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail. For specific instructions, please refer to the QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors

/s/ Perry J. Grace
Perry J. Grace Secretary

San Jose, California

July 27, 2007

i

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ZiLOG, Inc.

6800 Santa Teresa Boulevard

San Jose, California 95119

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ZiLOG, Inc., a Delaware corporation (“ZiLOG”, the “Company,” “we” or “us”) for the Annual Meeting of Stockholders , or at any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held on Thursday, September 6, 2007 beginning at 9:00 a.m. PDT, at our principal executive offices located at 6800 Santa Teresa Boulevard, San Jose, California 95119. This Proxy Statement and accompanying proxy card are first being mailed on or about July 27, 2007 to stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon three proposals:

•	the election of two (2) Group II directors for a 3-year term;

•

the amendment of the 2004 Omnibus Stock Incentive Plan to: (1) increase the number of shares available for issuance by 1,500,000 shares; (2) specify that the maximum number of shares available for award grants, including incentive stock options (“ISOs”) be 3,000,000 shares; and (3) conform the award calendar to ZiLOG’s fiscal year with respect to the maximum award amount any individual may be granted thereunder.

•	the ratification of the appointment of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2008.

In addition, we will consider other business that properly comes before the Annual Meeting, and our management will report on our performance during fiscal 2007 and respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, July 9, 2007 may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and the proxy notification is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the broker, bank or nominee giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide your broker, bank or nominee with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please review the instructions for admission to the Annual Meeting in “How can I attend the Annual Meeting?” below.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY CARD AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY CARD FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting by completing and submitting your proxy card in the accompanying enclosed, pre-addressed envelope or by following the instructions on the voting instruction card included by your broker, bank or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, with respect to the item not marked, FOR the election of Directors, FOR amendment of the 2004 Omnibus Stock Incentive Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the Annual Meeting.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting, by: (1) delivering a written notice of revocation to ZiLOG (Attention: Corporate Secretary) at 6800 Santa Teresa Boulevard, San Jose, California 95119; (2) submitting a duly executed proxy bearing a later date to ZiLOG (Attention: Corporate Secretary); or (3) attending the Annual Meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, 16,902,095 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are our recommendations?

Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the applicable committee is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of our Group II nominees to the Board of Directors;

•

“FOR” the amendments to the 2004 Omnibus Stock Incentive Plan to: (1) increase the number of shares available for issuance by 1,500,000 shares; (2) specify that the maximum number of shares available for award grants, including ISOs, be 3,000,000 shares; and (3) conform the award calendar to the Company’s fiscal year with respect to the maximum award amount any individual may be granted thereunder; and

•	“FOR” the ratification of the appointment of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2008.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

The directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting, up to the number of directors to be elected, will be elected. Broker non-votes, if any, will not affect the outcome of the vote on the election of the directors. The remaining proposals will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether these proposals received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposals; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction cards you receive to ensure all of your shares are voted.

How can I attend the Annual Meeting of Stockholders?

You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of the close of business on July 9, 2007. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker, bank or nominee or a copy of a brokerage statement showing your share ownership as of July 9, 2007.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the quarter ending September 30, 2007 of fiscal 2008.

Who will count the votes?

A representative of Skadden, Arps, Slate, Meagher & Flom LLP, our legal counsel, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, and mailing of these proxy materials. In addition to the delivery of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired the Altman Group to assist us in the distribution of proxy materials and the solicitation of votes. We will pay the Altman Group a fee of $3,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

For a stockholder’s proposal to be included in our Proxy Statement for the 2008 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 6800 Santa Teresa Boulevard, San Jose, California 95119 not later than March 29, 2008. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Corporate Secretary, not later than July 8, 2008 and not earlier than June 8, 2008, unless the Annual Meeting is called for a date earlier than August 7, 2008 or later than October 6, 2008, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors and are they independent?

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Nominating Committee	Compensation Committee
Robin A. Abrams (1)		*	*
Darin G. Billerbeck
David G. Elkins (2)	*		*
Federico Faggin (3)	*	*
Richard L. Sanquini	*	*	*

*	Committee member

(1)	Serves as Chairperson of the Compensation Committee
(2)	Serves as Chairperson of the Audit Committee

(3)	Serves as Chairperson of the Nominating Committee and Chairman of the Board

Our Board of Directors has determined that each of Robin A. Abrams, David G. Elkins, Federico Faggin and Richard L. Sanquini meet the independence requirements under SEC rules and regulations and NASD Qualitative Listing Requirements.

How often did the Board of Directors meet during fiscal 2007?

During the fiscal year ended March, 31, 2007, the Board of Directors held eleven (11) meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

In addition, it is Company policy that each of our directors attends the Annual Meeting if possible. Four (4) directors attended the 2006 Annual Meeting of Stockholders.

How do stockholders communicate with the Board of Directors?

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation, the non-management directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

Yes. We have adopted a code of business conduct for all of our employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial personnel. We require each employee to electronically acknowledge this policy on our internal website. A copy of our Business Ethics Policy along with our Senior Financial Officers Code of Ethics is available on our website at www.ZiLOG.com. We intend to post on our website any amendment to or waiver from our Senior Financial Officers Code of Ethics, if any, within four business days or otherwise disclose such event as required by law or stock exchange regulation.

What are the standing committees of the Board of Directors?

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

Our Board of Directors has a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of Exchange Act. The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. From time to time, the Audit Committee meets independently with our independent external auditors. The Audit Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com. The Audit Committee held thirteen (13) meetings during the fiscal year ended March 31, 2007.

During fiscal 2007, the Audit Committee was composed of Messrs. Elkins, and Sanquini and Ms. Abrams each of whom is an independent director as defined under SEC rules and regulations and the NASD Qualitative Listing Requirements. Ms. Abrams resigned from the Audit Committee on August 29, 2006 and became our Interim Chief Executive Officer on August 30, 2006. Mr. Faggin joined the Audit Committee on July 1, 2007, and was determined by the Board of Directors to be an independent director as of July 1, 2007.

Our Board of Directors has determined that Mr. Sanquini is qualified as an audit committee financial expert within the meaning of the rules and regulations of the Securities Exchange Commission (the “SEC”), based upon his experience and understanding with respect to certain accounting and auditing matters.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com. The Compensation Committee held six (6) meetings during the fiscal year ended March 31, 2007.

During fiscal 2007, the Compensation Committee was composed of Ms. Abrams, and Messrs. Elkins and Sanquini each of whom is an independent director under SEC rules and regulations and the NASD Qualitative Listing Requirements. Ms. Abrams resigned from the Compensation Committee on August 29, 2006 and became our Interim Chief Executive Officer on August 30, 2006. Ms. Abrams was re-appointed to the Compensation Committee on February 15, 2007.

Nominating Committee

The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; and recommending to the Board directors to serve on committees of the Board. The Nominating Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com. The Nominating Committee held six (6) meetings during the fiscal year ended March 31, 2007.

During fiscal 2007, the Nominating Committee was composed of Ms. Abrams and Messrs. Elkins and Sanquini, each of whom is an independent director under SEC rules and regulations and the NASD Qualitative Listing Requirements. Ms. Abrams resigned from the Nominating Committee on August 29, 2006 and became our Interim Chief Executive Officer on August 30, 2006. Following her tenure as Interim Chief Executive Officer, Ms. Abrams was re-appointed to the Nominating Committee on February 15, 2007. Effective July 1, 2007 and for fiscal 2008, the Nominating Committee is composed of Ms. Abrams, Messers. Faggin and Sanquini, each of who is an independent director under SEC rules and regulations and the NASD Qualitative Listing Requirements.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing to the Corporate Secretary at ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119, and must include the following information: the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; the name of the candidate; the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and the person’s consent to serve or be named as a director if selected by the Nominating Committee and appointed or nominated for election by the Board.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently authorizes no fewer than five and no more than nine directors. Our Board of Directors is currently comprised of five directors. Our Certificate of Incorporation divides the Board of Directors into three classes—Group I, Group II and Group III—with members of each class serving staggered three-year terms. There are two current directors up for reelection as a Group II director. If elected, our Board of Directors will consist of two Group I directors, two Group II directors and one Group III director. If any nominee, for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware that any of the nominees will be unable to serve, or for good cause will not serve, as a director.

The name of each nominee up for reelection at the Annual Meeting and name of each incumbent director, and certain information about each of them as of March 31, 2007, are set forth below:

Name	Age	Principal Occupation/Position Held With Us
Nominees for Group II director:
Federico Faggin	65	Chairman of the Board of Directors
Darin G. Billerbeck	47	President, Chief Executive Officer and Director

Incumbent Group I directors:
Richard L. Sanquini	72	Director
Robin A. Abrams	56	Director

Incumbent Group III director:
David G. Elkins	65	Director

Nominees for Group II Director

Federico Faggin was appointed as a director upon effectiveness of our plan of reorganization on May 13, 2002 and became our Non-executive Chairman of the Board of Directors on February 15, 2007. Mr. Faggin is serving as Chief Executive Officer of Foveon, Inc., a developer of digital photography technology, since August 2003. Mr. Faggin co-founded Synaptics, a developer of custom-designed user interface solutions, and has served as the Chairman of the Board of Synaptics since January 1999. Mr. Faggin served as a director and the President and Chief Executive Officer of Synaptics from March 1987 to January 1999. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 other integrated circuits. In 1968 Mr. Faggin, while employed by Fairchild Semiconductor, led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. Mr. Faggin is also a director of a publicly-traded producer of fiber optic-based products, known as photonic processors; Foveon, Inc. Mr. Faggin is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted into the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. Mr. Faggin also holds an honorary doctorate degree in computer science from the University of Milan, Italy. Mr. Faggin is a Group II director, subject to re-election at the Annual Meeting.

Darin G. Billerbeck was appointed President and Chief Executive Officer effective January 29, 2007. On February 15, 2007, the Board of Directors of ZiLOG, Inc. elected Darin G. Billerbeck as a member of the Board of Directors to serve until the 2007 Annual Meeting. Previously Mr. Billerbeck served at Intel as Vice President of the flash memory group and as General Manager of Intel’s flash products group from 1999 to December 2006. From 1998 to 1999, Mr. Billerbeck headed up design for Intel’s flash products group, responsible for flash architecture, design tools automation, software integration, tools validation, lab and strategic planning. From 1988 to 1999, Mr. Billerbeck was director of Intel’s manufacturing operations responsible for the technologies used in the sort, assembly, test and packaging of flash products. Prior to joining Intel, Mr. Billerbeck worked for Advanced Micro Devices from 1981 to 1988. Mr. Billerbeck received his bachelor’s degree in mechanical engineering from the University of California, Davis in 1981. Mr. Billerbeck is a nominee as a Group II Director at the Annual Meeting.

Incumbent Group I Directors

Richard L. Sanquini was elected as a director in August 2002. Mr. Sanquini presently is a consultant in the semiconductor industry. Mr. Sanquini had a twenty year career at National Semiconductor, where he managed key business units, including microprocessors and microcontrollers, served as chief technology officer, managed business development and intellectual property protection, and was Chairman of two joint ventures in China. Prior to National Semiconductor, he was the President and CEO of Information Storage Devices and General Manager and Director of the memory and microprocessor businesses at RCA. Mr. Sanquini is currently a member of the Board of Directors of Synaptics, LitePoint, FyreStorm and SiPort. Mr. Sanquini holds a bachelor’s degree in electrical engineering from the Milwaukee School of Engineering, Wisconsin. Mr. Sanquini is a Group I director, subject to re-election in 2009.

Robin A. Abrams has been a director of the Company since March 10, 2004. Ms. Abrams acted as interim Chief Executive Officer of ZiLOG Inc. from August 30, 2006 through January 29, 2007. On February 15, 2007, she was re-appointed to the Compensation Committee and Nominating Committees of the Board of Directors and appointed Chair of the Compensation Committee. From July 2004 until July 2006, Ms. Abrams served as a director and Chief Executive Officer of Firefly Mobile, Inc, a company with a range of products that address the mobile youth market. Prior to joining Firefly Mobile from September 2003 to July 2004, Ms. Abrams was President of Accenture (Connection to eBay), a company that provides strategy, management and customer service, where she also served as a consultant from May 2003 to September 2003. Ms. Abrams acted as President and Chief Executive Officer of BlueKite, a provider of bandwidth and optimization software for wireless operators, from May 2001 through January 2003. From July 1999 to March 2003, Ms. Abrams served as Chief Operating Officer of Ventro Corporation, a service provider of business-to-business marketplaces. Ms. Abrams served as the President of Palm Computing Inc. and a Senior Vice President of 3Com Corporation from February 1999 to June 1999. Ms. Abrams served as the President of VeriFone Inc., a secure payment systems company and a subsidiary of Hewlett-Packard, from March 1998 to February 1999, and as the Vice President of the Americas of VeriFone from February 1997 to March 1998. From June 1996 to February 1997, Ms. Abrams was the Senior Vice President of Apple Computer, Inc. and the President of Apple Americas, and from December 1994 to June 1996, Ms. Abrams served as the Vice President and General Manager of Apple Asia. Ms. Abrams currently serves on the Board of Directors of HCL Technologies, BEA Systems and Emotive Systems. Ms. Abrams holds a B.A. in political science and history and a J.D. from the University of Nebraska. Ms. Abrams is a Group I director, subject to re-election in 2009.

Incumbent Group III Director

David G. Elkins has been a director of the Company since March 10, 2004 and currently chairs our Audit Committee. In 2003, Mr. Elkins retired as President and Co-CEO of Sterling Chemicals, Inc., a chemicals producing company with manufacturing facilities in the U.S. and Canada. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews Kurth LLP, where he specialized in corporate and business law, including mergers and acquisitions, securities law matters and corporate governance matters. Mr. Elkins currently serves as an independent director of Pliant Corporation, a leading producer of value-added film and flexible packaging products headquartered in Schaumburg, Illinois. Since 1996 Mr. Elkins has served as business representative and advisor for a large group of private investors in connection with substantial real estate holdings in Nevada and California. Mr. Elkins holds a J.D. degree from Southern Methodist University and a B.B.A. degree from The University of Texas at Arlington. Mr. Elkins is currently a Group III director, subject to re-election in 2008.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

AMENDMENT OF THE 2004 OMNIBUS STOCK INCENTIVE PLAN

Background

At the Annual Meeting, the stockholders are being requested to approve amendment of the 2004 Omnibus Stock Incentive Plan (the “2004 Omnibus Plan”) to, beginning in fiscal 2008: (1) increase the number of shares reserved for issuance by 1,500,000 shares, for an aggregate of 3,000,000 shares; (2) specify that the maximum number of shares available under the 2004 Omnibus Plan for award grants, including upon exercise of incentive stock options (“ISOs”), be 3,000,000 shares; and (3) conform the award calendar to our fiscal year with respect to the maximum award amount any individual may be granted thereunder.

The Committee believes that the grant of equity based awards, such as stock options and restricted stock, is a highly effective way to align the interests of management with those of the Company stockholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The Committee also believes that increasing the number of shares of common stock available for this purpose will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining highly qualified technical and other key personnel.

On March 31, 2007, the closing price of the Company’s common stock on the Nasdaq Global Market was $4.47 per share.

Summary Description of the 2004 Omnibus Stock Incentive Plan

The following is a brief description of the principal features of the 2004 Omnibus Plan as amended. The discussion below is qualified in its entirety by reference to the full text of the amended 2004 Omnibus Plan, a copy of which is attached as Annex A to this Proxy Statement.

General

Our 2004 Omnibus Plan was initially adopted by the Compensation Committee of our Board of Directors (“the Committee”) on December 17, 2003 and approved by our stockholders on February 14, 2004. There were initially reserved for issuance under the 2004 Omnibus Plan 1,500,000 shares of Company common stock. The maximum number of shares available for award grants under the 2004 Omnibus Plan is presently 1,500,000 shares, and no individual may be granted options or awards under the 2004 Omnibus Plan in any calendar year covering more than 500,000 shares.

Subject to stockholder approval, on May 25, 2007, the Committee approved amendments to increase the number of shares reserved for issuance by 1,500,000 shares and to specify that the maximum number of shares available for award grants under the 2004 Omnibus Plan would be 3,000,000 shares with a corresponding increase in the number of shares of common stock that may be delivered pursuant to options qualified as ISOs granted under the 2004 Omnibus Plan. On July 19, 2007, subject to stockholder approval, the Board of Directors approved an additional amendment, to modify the award calendar from a calendar year ending on December 31 to the Company’s fiscal year, which ends on March 31. If approved by the stockholders, the amended 2004 Omnibus Plan is effective beginning in fiscal 2008.

As of March 31, 2007, 777,718 shares of common stock remained available for issuance pursuant to new awards under the 2004 Omnibus Plan. If an award granted under the 2004 Omnibus Plan expires or is terminated or forfeited, the shares of the Company’s common stock underlying the award will again be available under the 2004 Omnibus Plan. In addition, to the extent shares of our common stock are used to exercise any stock option (as described below) or to satisfy tax withholding obligations under the 2004 Omnibus Plan, an equal number of shares will remain available for issuance under the 2004 Omnibus Plan.

In the event of any change in our capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the 2004 Omnibus Plan provides for appropriate adjustments in the kind and number of shares of our common stock available for issuance or grant and in the kind, number and/or price of shares subject to awards.

Types of Awards

The following awards may be granted under the 2004 Omnibus Plan:

•	stock options, including incentive stock options and non-qualified stock options; and

•	restricted stock.

These awards are all described in more detail below.

Administration

The 2004 Omnibus Plan is administered by the Committee. The Committee may, subject to the provisions of the 2004 Omnibus Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise or purchase price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that will apply to awards, interpret the 2004 Omnibus Plan, any awards and related award agreements and prescribe, amend and rescind rules, practices and regulations relating to the Omnibus Plan. The Committee may delegate all or any part of its authority under the 2004 Omnibus Plan to any of our employees (or a committee of employees) to the extent permitted by applicable law. The terms and conditions of each award granted under the 2004 Omnibus Plan will be set forth in a written award agreement relating to the award.

In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the 2004 Omnibus Plan and/or a business unit of the Company or its subsidiaries or affiliates: (i) income before federal taxes and net interest expense; (ii) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (iii) earnings growth, revenues, expenses, share price, market share, return on assets, return on capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (iv) adjusted cash flow or adjusted income derived from operating activities; (v) adjusted or unadjusted earnings before interest, income taxes, depreciation, amortization of intangible assets, non-cash stock compensation expenses, cumulative effect of change in accounting principle and special charges and/or (vi) such other goals as may be established by the Committee. Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the earlier of the date on which 25% of the period of service to which the award relates has elapsed or 90 days after the beginning of the period.

Eligibility

Awards may be granted under the 2004 Omnibus Plan to employees, directors (including non-employee directors) and other service providers of the Company or its subsidiaries or affiliates, as selected by the Committee in its sole discretion.

Awards may be granted under the 2004 Omnibus Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing corporation, as the result of which it merges with or becomes a subsidiary or affiliate of the

Company. The terms and conditions of the awards so granted may vary from the terms and conditions otherwise set forth in the 2004 Omnibus Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Approximately 531 employees, directors and service providers are currently eligible to participate in the Omnibus Plan.

Terms and Conditions of Options

Stock options granted under the 2004 Omnibus Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (which would be any option that is not an incentive stock option). The exercise price of a stock option granted under the 2004 Omnibus Plan will be determined by the Committee at the time the option is granted, but the exercise price of an incentive stock option generally may not be less than the fair market value of the shares of the Company’s common stock (determined generally as the closing price per share on the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof, or such other method as the Committee in its discretion determines:

•	in cash or cash equivalents;

•	the surrender of previously acquired common shares that have been held by the participant for at least six months prior to the date of surrender;

•	the withholding of common shares that would otherwise be issued pursuant to the option exercise; or

•	to the extent permitted by applicable law, through a cashless exercise or same day sale procedure acceptable to the Committee.

Restricted Stock

The 2004 Omnibus Plan provides for awards of shares of the Company’s common stock that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted stock may vest upon continued employment or service for a specified period of time, or vesting may be conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

Change in Control

Unless otherwise provided in an award agreement, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse immediately upon a change in control as defined in the 2004 Omnibus Plan or applicable award agreement. However, the Committee, in its discretion, may provide instead for other treatment of awards upon the occurrence of such event.

Termination of Employment

Unless otherwise determined by the Committee in an award agreement, upon the termination of a participant’s employment or service, all outstanding options will expire on the termination date, whether or not then vested or exercisable. However, in no event may an option be exercised after it expires. The rights of participants granted restricted stock upon termination of employment or service will be as set forth in the applicable award agreement. Award agreements generally allow for a 90-day exercise window following termination before the options expire.

Amendment and Termination

Our Board of Directors may modify or terminate the 2004 Omnibus Plan or any portion of the 2004 Omnibus Plan at any time, except that (i) no action will be taken without a participant’s consent if it would impair the rights of such participant under any award, and (ii) amendments will be subject to stockholder approval in certain instances as specified in the 2004 Omnibus Plan. Unless the Board of Directors determines otherwise, an amendment that requires stockholder approval for the 2004 Omnibus Plan to continue to comply with any law, regulation or stock market requirement will not be effective unless approved by the requisite vote of our stockholders. No awards may be granted under the 2004 Omnibus Plan on or after the tenth anniversary of the date of its approval by the Company’s stockholders, but awards granted prior to that time can continue after such time in accordance with their terms.

Certain U.S. Federal Income Tax Consequences Of Options

The following summarizes certain U.S. federal income tax considerations generally applicable to options granted under the Omnibus Plan, if approved. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Nonqualified Stock Options (“NSOs”)

An optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of the NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to claim a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon the sale, exchange or disposition and the fair market value of such shares on the date of the exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time the shares were held by the optionee.

Incentive Stock Options (“ISOs”)

An optionee will not recognize any ordinary income (and the Company will not be permitted to claim any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the common shares on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If shares acquired pursuant to the timely exercise of an ISO are later disposed of, and if the shares are a capital asset of the optionee, the optionee generally will recognize long-term capital gain or loss equal to the difference between the amount realized upon the sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the shares by the optionee.

If, however, shares acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date the shares are transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on the disqualifying disposition and (ii) if the shares are a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time the shares were held by the optionee) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In that event, the Company may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

Awards under the Amended Plan

The following table sets forth the grants that will be made to the Named Executive Officers and the specified groups set forth below under the 2004 Omnibus Plan beginning in fiscal 2008, subject to stockholder approval of the proposed amendment.

New Plan Benefits

Name and Position	Number of Shares
Darin G. Billerbeck	—
President and Chief Executive Officer (2)
Perry J. Grace	—
Executive Vice President, Chief Financial Officer & Secretary (2)
Norman G. Sheridan	—
Executive Vice President, Technology & Operations (2)
Robin A. Abrams	—
Former Interim Chief Executive Officer (2)
James M. Thorburn	—
Former Chairman and Chief Executive Officer (2)
Nicholas A. Antonopoulos	—
Former Executive Vice President, Worldwide Sales (2)
Executive Officer Group (2)	—
Non-Executive Director Group	40,000 (1)
Non-Executive Officer Employee Group (2)	—

(1)	Represents options to purchase 10,000 shares to be granted to each of the four non-employee directors each year beginning in fiscal 2008.

(2)	It is not possible at this time to determine the benefits or amounts of awards that will be made in the future as these are not yet determined or approved by the Compensation Committee.

Awards under the Existing 2004 Plan

Since the initial approval of the 2004 Omnibus Plan in 2004 through March 31, 2007, the following number of stock options have been granted under the 2004 Omnibus Plan to the individuals and groups described in the following table. No other options have been granted to any other individuals or groups under the 2004 Omnibus Plan.

Name and Position	Stock Options Granted (1)
Darin G. Billerbeck	400,000
President and Chief Executive Officer
Perry J. Grace	150,000
Executive Vice President, Chief Financial Officer & Secretary
Norman G. Sheridan	40,000
Executive Vice President, Technology & Operations
Robin A. Abrams	35,000
Former Interim Chief Executive Officer
Nicholas A. Antonopoulos	70,000
Former Executive Vice President, Worldwide Sales
James M. Thorburn	435,304
Former Chairman and Chief Executive Officer
Current Executive Officer Group	590,000
Current Non-Executive Director Group	90,000
Nominees for Election as Director	415,000
Each associate of the above-mentioned directors, officers or nominees	—
Each other person who received or is to receive five percent of such options, warrants, or rights	—
Employee Group other than Executive Officer Group	1,205,865

(1)	This column represents the gross number of stock options granted and does not include stock options that have been exercised or cancelled.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information for fiscal 2007 with respect to our compensation plans including individual compensation arrangements, under which equity securities of ZiLOG are authorized for issuance, are aggregated in the table below.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (1)
Equity Compensation Plans Approved by Security Holders	1,785,994	$5.55	1,998,699
Equity Compensation Plans Not Approved by Security Holders
Total	1,785,994	$5.55	1,998,699	(2)

(1)	Amount includes those securities designated for issuance under the 2004 Employee Stock Purchase Plan.

(2)	This column represents total shares available including 975,718 shares available for issuance pursuant to the 2002 and 2004 Omnibus Incentive Plans and 1,022,981 shares available for issuance pursuant to the 2004 Employee Stock Purchase Plan.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required for approval of 1,500,000 additional shares to be reserved for issuance under the Plan. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Armanino McKenna LLP (“AMLLP”) as our independent auditors for the fiscal year ending March 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. AMLLP has audited our consolidated financial statements for the twelve months ended March 31, 2007. Representatives of AMLLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of AMLLP as our independent auditors for the fiscal year ending March 31, 2008. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Stockholder ratification of the selection of AMLLP as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of AMLLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

The following table sets forth certain information regarding the ownership of our common stock as of July 9, 2007 by: (a) each director named in “Proposal 1—Election of Directors”; (b) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119. The column labeled “Shares Beneficially Owned” in the table below includes the number of shares issuable upon the exercise of options that are exercisable within sixty (60) days of July 9, 2007. Asterisks represent beneficial ownership of less than 1% of our common stock.

	Shares Beneficially Owned
Beneficial Owner	Number of Shares(1)	Percentage Ownership
Principal Stockholders
Capital Research & Management Company and related parties(2)	2,660,000	15.7%
UBS AG(3)	1,986,997	11.8%
Litespeed Management LLC(4)	1,411,325	8.4%
Riley Investment Partners Master Fund, L.P.(5)	842,246	5.0%

Executive Officers and Directors
Robin A. Abrams(6)	40,892	*
Nicholas A. Antonopoulos(7)	0
Darin G. Billerbeck(8)	0	*
David G. Elkins(9)	28,416	*
Federico Faggin(10)	132,544	*
Perry J. Grace(11)	265,002	1.6%
Richard L. Sanquini(12)	62,058	*
Norman G. Sheridan(13)	97,797	*
James M. Thorburn(14)	181,792	1.1%
All executive officers and directors, as a group(15)	808,501	4.8%

(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after July 9, 2007 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Percentage of beneficial ownership is based on 16,902,095 shares of our common stock outstanding as of July 9, 2007. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

Based solely on information furnished in a joint statement of Capital Research and Management Company (“CRMC”), American High-Income Trust (“AHIT”) and The Bond Fund of America (“BFA”) on a Schedule 13G/A dated December 29, 2006 and filed with the SEC on February 12, 2007, in which (i) CRMC reports the beneficial ownership of 2,660,000 shares of common stock, consisting of 0 shares as to which it has shared dispositive power, 2,660,000 shares as to which it has sole dispositive power, 2,205,000 shares as to which it has sole voting power and 0 shares as to which it has shared voting power, as a result of acting as an investment advisor registered under Section 203 of the Investment Advisors Act to various investment companies, including to (ii) AHIT, which reports the beneficial ownership of 1,140,500 shares, consisting of 0 shares as to which it has dispositive or voting powers, and (iii) The Bond Fund of

America, which reports beneficial ownership of 879,000 shares, 0 of which it has dispositive or voting powers. Each of CRMC, AHIT and BFA is located at 333 South Hope Street—55th Floor, Los Angeles, CA 90071.

(3)	Based solely on information furnished in a Schedule 13G/A dated December 31, 2006 and filed with the SEC on February 14, 2007 by UBS AG (for the benefit and on behalf of UBS Investment Bank, Wealth Management USA, and Global Wealth Management and Business Banking business groups of UBS AG) in which UBS AG reports beneficial ownership of 1,986,997 shares of common stock, consisting of 1,986,997 shares as to which it has sole dispositive and voting powers. The location of UBS is Bahnhofstrasse 45, P.O. Box CH 8021, Zurich Switzerland.

(4)	Based solely on information furnished in a Schedule 13G/A dated December 31, 2006 and filed with the SEC on February 14, 2007 by Litespeed Management LLC, Litespeed Master Fund, Ltd. and Jamie Zimmerman, in which each reports beneficial ownership of 1,411,325 shares of common stock, consisting of 1,411,325 shares as to which each has shared voting and dispositive powers. The address of Litespeed Management, LLC is 237 Park Avenue, Suite 900, New York, NY 10017, the address of Litespeed Master Fund, Ltd. is c/o BNY Alternative Investment Services Ltd., 18 Church Street, Skandia House, Hamilton HM 11, Bermuda, and the address of Jamie Zimmerman is 237 Park Avenue, Suite 900, New York, NY 10017.

(5)	Based solely on information furnished in a Schedule 13G/A dated December 31, 2006 and filed with the SEC on February 13, 2007 by Riley Investment Partners Master Fund, L.P. (“Riley Master Fund”), Riley Investment Management, LLC (“Riley Management”), B. Riley and Co. Inc. (“Riley and Co”), and Bryant Riley, in which each reports beneficial ownership of 842,266 shares, consisting of (i) 842,266 shares as to which Riley Master Fund has sole dispositive and voting powers, (ii) 842,266 shares as to which Riley Management has sole dispositive and voting powers, and 68,055 shares as to which it has shared voting and dispositive powers, (iii) 60,696 shares as to which Riley and Co has sole voting and dispositive powers, and (iv) 842,266 shares as to which Mr. Riley has sole dispositive and voting powers and 128,751 shares as to which he has shared dispositive and voting powers. The address for Riley and Co is 11100 Santa Monica Blvd., Suite 810, Los Angeles, CA 90025, and the address for Riley Master Fund, Riley Management and Mr. Riley is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025.

(6)	Robin A. Abrams served as Interim Chief Executive Officer from August 30, 2006 until January 29, 2007, and is a member of the Board of Directors. Ms. Abrams common stock holdings include 14,642 shares of common stock.

(7)	Nicholas A. Antonopoulos resigned from his position of Executive Vice President, Worldwide Sales effective August 6, 2007, at which time his stock options were cancelled.

(8)	Darin G. Billerbeck became President and Chief Executive Officer on January 29, 2007 and was appointed as a Director to the Board of Directors on February 15, 2007.

(9)	Mr. Elkins’ common stock holdings include 17,166 shares of common stock.

(10)	Mr. Faggin’s common stock holdings include 110,650 shares of common stock.

(11)	Mr. Grace’s common stock holdings include 60,000 restricted shares of common stock issued on November 10, 2005 with a three-year cliff vesting schedule.

(12)	Mr. Sanquini’s common stock holdings include 34,044 shares of common stock.

(13)	Mr. Sheridan’s common stock holdings include 60,000 restricted shares of common stock issued on November 10, 2005 with a three-year cliff vesting schedule.

(14)	James M. Thorburn resigned from his position of President, Chief Executive Officer and Chairman of the Board of Directors on August 30, 2006. Information in this table is based on the Company’s records for Mr. Thorburn’s common stock holdings as of his resignation, and include (i) 94,709 shares fully-vested and granted on April 24, 2003; (ii) 58,233 shares fully-vested and granted on May 15, 2002; and (iii) 28,000 shares fully vested and granted on November 10, 2005.

(15)	Amount reflected includes 261,680 beneficially owned options.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended March 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a late Form 4 was filed by Robin A. Abrams with respect to a stock option grant and an acquisition of common stock, a late Form 4 was filed by Federico Faggin with respect to an acquisition of common stock, a late Form 4 was filed by Perry J. Grace with respect to a stock option grant, and two late Form 4s were filed by Norman G. Sheridan one with respect to a sale of common stock and the other for a stock option grant.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•	our compensation philosophy and policies regarding executive compensation;

•	our compensation framework, or how we set compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal year 2007 and the first quarter of fiscal year 2008.

In this Compensation Discussion and Analysis section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes, as applicable, the Compensation Committee of the Company’s Board of Directors.

Compensation Philosophy

We believe that our achievements and success are the result of coordinated efforts of all employees working toward common objectives aimed at the continued improvement of the Company’s performance and stockholder value. This philosophy is reflected in how our executive compensation program is structured and implemented.

Specifically, our executive compensation program is designed with the following objectives:

•	to provide competitive compensation opportunities that will attract and retain top executives;

•	to motivate executives to achieve outstanding operational and financial results for the Company;

•	to align individual performance and rewards with the Company’s growth and success;

•	to reward executives for meeting and exceeding short-term and long-term goals; and

•	to align executive and stockholder interests by creating wealth via equity.

We provide our executive officers with a base salary, equity incentives, cash awards that are tied to performance against corporate and individual goals, and other benefits available to all of our employees, such as health and insurance plans. In addition, our executives may participate in our deferred compensation plan.

To achieve the objectives set forth above, we consider the following principles when making our compensation decisions:

We Focus on Strategic Objectives and Reward the Results

Our compensation analysis begins with an examination of ZiLOG’s business plan and strategic objectives. Our Chief Executive Officer and Board of Directors meet annually to develop our business plans and strategic long range plans and objectives, and at least quarterly to review our results and progress against such objectives. It is our intent that the total compensation program is designed to attract and retain leaders who will meet objective measures of success, and reward such individuals for achieving ZiLOG’s targeted results. Formulas that measure such achievement are built into certain components of our compensation program such that our executive officers earn less when our corporate goals are not met, and may earn more when the goals are met and/or exceeded, as discussed below under the heading “Components of Executive Compensation”, sub-heading “Cash Incentive Pay”.

Below are the key highlights for the year that were taken into consideration, based on actual results, when we evaluated the compensation for our Chief Executive Officer and other executive officers during fiscal 2007:

•	Revenue—fiscal 2007 consolidated net sales increased 4% year over year, the first year over year increase in 7 years.

•	Gross margin—Gross margin percent of sales improved from 42% to 48%, the highest fiscal year gross margin percent of sales in 11 years.

•

Earnings per share (EPS)—our EPS increased from a ($1.02) loss per share in fiscal 2006 to ($0.54) loss per share in fiscal 2007 (including the impact of SFAS 123(R) compensation expense which was implemented for the first time in fiscal 2007).

•	The Company executed on its ongoing goal to reduce costs and streamline activities including the consolidation of research and development activities.

We Promote a Pay-for-Performance Culture

We believe that an individual’s compensation should be directly linked to the performance of the Company and the individual. This belief has guided certain compensation-related decisions:

•	A substantial portion of executive officer compensation is contingent on, and variable with, achievement of measurable corporate and/or individual goals;

•

Total target compensation and accountability should reflect and increase with an individual’s position and level of responsibility. Consistent with this philosophy are the following elements of our executive compensation program:

•	Total compensation is higher for individuals with responsibility and greater ability to influence the Company’s achievement of targeted results and strategic objectives; and

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of total compensation dependent on long-term stock appreciation.

We Believe Our Compensation Decisions Should Be Consistent with the Interests of Stockholders

The elements of our compensation program are designed to drive management toward short and long-term achievements to drive profitability with successes that will ensure a strong future for the Company. We believe that stock options and restricted stock grants create a sense of ownership and long-term incentive that align the interests of management with our stockholders.

We Believe Compensation Should be Reasonable and Competitive

It is essential that ZiLOG’s overall compensation program be competitive enough to attract and retain talented leaders and motivate those leaders to achieve superior results. Additionally, we believe that compensation at all levels should be set at competitive levels in order to reward performance while remaining consistent with ZiLOG’s focus on controlling costs.

We Use Equity Compensation for Recruitment and Retention

We believe that stock ownership is a key element for attracting and retaining executives. We also believe that equity based compensation opportunities should be based on position, salary level and competitive practice, and should reflect each executive’s individual contribution and potential, as well as retention objectives.

Compensation Framework

Market Analysis

In October 2006, the Compensation Committee engaged Compensia, an independent consultant, to provide an analysis of pay levels and pay mix for our executive officers other than our CEO, who joined the Company in January of 2007. Our independent compensation consultant evaluated data from our peers on a national level. The benchmarking analysis of our consultant encompassed each component of our compensation program, including cash, equity, and incentive-based compensation of our executives. Our consultant compared the compensation of our executives for alignment with (a) our Company’s compensation philosophy, and (b) similar positions within our industry. Consistent with its charter provisions, our Compensation Committee has retained Compensia in the past to provide general advice on other compensation matters. The consultant’s analysis was based on data obtained from publicly available data of our peer group companies.

The consultant’s analysis confirmed that ZiLOG’s executive compensation levels were generally aligned with the Company’s compensation philosophy. The table below is a summary of how our compensation packages ranked in the benchmarking analysis:

Base Salary	Total Cash Paid	Total Target Cash	Ongoing Long Term Incentive	Beneficial Ownership
75th Percentile	25th Percentile	75th Percentile	25th–50th Percentile	25th–75th Percentile

Targeted Overall Compensation

Together with the performance objectives, we establish targeted total compensation levels for each of the senior executive officers. In making this determination, we are guided by the compensation philosophy described above. We also consider historical compensation levels, competitive pay practices at the companies in our peer group, industry conditions, retention needs, corporate performance versus the peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

As discussed above, the Compensation Committee retained the services of and independent compensation consultant to provide information regarding compensation programs for executive officers of peer group companies and to provide advice on other executive compensation matters. We were able to use the information and advice provided by the consultant to help establish our targeted overall compensation and the compensation we expect to pay if performance goals are fully met. The consultant’s analysis included compensation information for 15 peer group companies. The peer group included a broad range of companies in the high technology and semiconductor industries similar in size and scope to ZiLOG and with whom ZiLOG competes for executive talent. The peer group consisted of the following companies:

Actel	MPS Technologies	Rambus
CEVA	MoSys	Tessera Technologies
DSP Group	NetLogic Microsystems	Trident Microsystems
InterDigital Communication	Pixelworks	Virage Logic
Magma Design Automation	PLX Technology	Volterra Semiconductor

Publicly available information on the above-mentioned peer group companies does not typically include information regarding target cash compensation, so the consultant’s review relied on compensation surveys prepared by WorldatWork, Salary Budget Increase Survey, and Radford Surveys to benchmark total cash compensation. Data was gathered for base salary levels, bonus targets and equity awards, including stock options, performance shares, restricted stock, and long term cash-based awards. Data on deferred compensation benefits, or other generally available benefits, such as 401(k) plans or health care coverage was not included in the consultant’s analysis.

Once we determined our targeted overall compensation, the Compensation Committee approved each executive officer’s fiscal 2007 total annual cash compensation, including base salary and bonuses. The Compensation Committee considered a number of factors, including the information in the consultant’s analysis and other publicly available information. ZiLOG’s goal is to target base pay and total cash compensation for its executive officers at or around the 50th percentile, as ranked among its peer group. Positioning base pay at the 50th percentile of peer companies aids ZiLOG in controlling fixed costs and puts a higher portion of targeted cash compensation at risk. However, in determining base salary, the Compensation Committee also considers factors such as job performance, skill set, prior experience, the executive’s time in his or her position and/or with ZiLOG, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions.

The analysis provided by the independent compensation consultant as of October 2006 is summarized as follows:

•	Base salary and targeted total cash (base plus target incentives) were generally positioned at or above the market median.

•	Actual cash (base plus actual bonus) fell below the market median (due to Company performance).

•	Equity was positioned below the market median.

•	The target total direct compensation (targeted total cash plus equity) fell slightly above the market median.

•	The executives had relatively modest unvested value in their then-current equity holdings.

The Compensation Committee or, in limited situations, ZiLOG management considers whether to provide employees with additional compensation in the form of discretionary cash bonuses or equity awards as circumstances may warrant. These circumstances include, but are not limited to, the need to retain key employees or to recognize outstanding performance. In January 2007, after consideration of this analysis, the Compensation Committee granted Mr. Grace an option to purchase 40,000 shares and Mr. Sheridan an option to purchase 25,000 shares of the Company’s common stock at the fair market value on the date of the grant of $4.41 with a four year vesting schedule.

Components of Executive Compensation

There are four (4) elements that comprise ZiLOG’s executive compensation program: (i) base salary; (ii) cash incentive opportunities, or bonuses; (iii) long-term incentives, such as equity awards; and (iv) deferred compensation and other generally available benefit programs. ZiLOG has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation program. For instance, base salary and bonuses opportunities are set with the goal of attracting quality employees and adequately compensating and rewarding them for their performance, while our equity programs are geared toward motivating and rewarding long-term goal achievement and retaining key talent. ZiLOG believes that these elements of compensation, when combined, are effective in achieving the objectives of our compensation program and the Company overall.

The following chart shows the allocation of various compensation elements as a percentage of total compensation for our Named Executive Officers in fiscal 2007. The equity compensation amounts are based on grant date fair market value and do not represent actual cash compensation earned or received.

Name and Principal Position	Base Salary	Cash Bonus Awards	Equity Compensation	All Other Compensation
Darin G. Billerbeck	26.9%	30.0%	16.8%	26.2%
President, Chief Executive Officer and Director

Perry J. Grace	58.0%	0.1%	34.1%	7.8%
Executive Vice President, Administration and Chief Financial Officer

Norman G. Sheridan	68.2%	0.1%	21.1%	9.6%
Executive Vice President, Operations and Technology

Robin A. Abrams	66.8%	0.0%	7.1%	26.1%
Former Interim Chief Executive Officer

James M. Thorburn	20.4%	0.0%	37.7%	41.9%
Former Chief Executive Officer

Nicholas A. Antonopoulos	54.6%	27.6%	16.3%	1.5%
Former Executive Vice President, Worldwide Sales

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a guaranteed level of monthly income. In determining base salaries, we consider the executive’s qualifications, experience, scope of responsibilities and potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at peer companies, internal pay equity and the tax deductibility of base salary. We strive to set competitive base salaries, which we believe to be at or around the 50th percentile for our industry. For our executive officers, base salaries are set so that a significant portion (generally 40% or more) of the total cash compensation that such executives can earn is performance-based pay.

The salary ranges for our executive officers reflect levels that the Compensation Committee concluded are appropriate based upon the judgment and level of responsibility expected for each position. In some circumstances it is necessary to provide compensation at above-market levels. These circumstances include an effort to retain a key individual, recognition of a role that is larger in scope or accountability than standard market positions, or an effort to reward individual performance. We review base salaries annually, adjusting them as needed to realign with market levels after taking into account individual responsibilities, performance and experience.

Guided by the Company’s compensation philosophy and objectives and the survey results provided by the Compensation Committee’s consultants, our Chief Executive Officer made recommendations to the Compensation Committee with respect to the total compensation of the Company’s executive officers other than himself. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, and the executive’s past and expected future contributions to our business. Consistent with our philosophy, we increased the salaries of our executive officers in fiscal 2007 by between 0.0% to 2.8%.

Our Chief Executive Officer generally does not participate in the setting of his/her own salary. Our Compensation Committee approves the salary of our Chief Executive Officer and reviews his/her performance and compensation package with the independent members of the Board of Directors in an executive session. Our current Chief Executive Officer negotiated his salary as part of his hiring process prior to his engagement.

Cash Incentive Pay

We establish a link between ZiLOG’s performance, individual performance and the individual’s level of compensation through our variable cash bonus plans. For example, our primary variable cash bonus plan, the Management by Objective Incentive Plan (“MBO”) provides variable compensation based on a combination of the individual’s performance and the Company’s performance. We offer similar cash bonus plans to other non-executive employees. ZiLOG’s philosophy is to bias compensation toward this kind of variable compensation in addition to granting equity awards. This means that when the individual and the Company perform well, executive officers will be well compensated. In fact, strong performers may exceed the industry median for compensation. When the Company performs below our targets, however, variable compensation will be limited or non-existent and equity compensation will not attain the same value, meaning that the executive officer’s overall compensation package may be below industry median levels.

The bonus targets for our Named Executive Officers for fiscal 2007 were as follows:

Name	MBO Targets (% of Base Salary) Annual
Darin G. Billerbeck	N/A
Perry J. Grace	60%
Norman G. Sheridan	60%
Robin A. Abrams	N/A
James M. Thorburn	N/A
Nicholas A. Antonopoulos	60%

Mr. Billerbeck was hired as President and Chief Executive Officer in January 2007, and his cash incentive pay was negotiated in the hiring process. Instead of participating in the MBO Plan in fiscal 2007, Mr. Billerbeck received a pro-rated cash bonus of $60,000 for his service during the fourth fiscal quarter pursuant to the terms of his offer letter.

Management by Objective Incentive Plan

Our Management by Objective Incentive Plan (“MBO”) is a formula-driven, bonus plan for eligible senior employees, including executive officers. During fiscal 2007, approximately sixty two (62) employees participated in the MBO. The objective of the MBO is to provide incentives to eligible participants based on a combination of the Company’s performance weighted at seventy percent and the individual’s performance weighted at thirty percent. The Company’s performance measures include revenue, gross operating profit, design wins, cash and adjusted EBITDA, as we define it, which excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities which are included in net cash used by operating activities. The individual’s performance measures include measurable goals and objectives that may be based on time of completion and/or defined deliverables.

Each MBO participant is placed at an incentive level, which determines the percentage of that individual’s base salary they are eligible to earn for the fiscal year. The incentive levels for fiscal 2007 were 60%, 30%, 20%, and 10% of the eligible participant’s base salary. With the exception of our Chief Executive Officer, all of our Named Executive Officers are at the 60% incentive level. Our Chief Executive Officer did not participant in the MBO during fiscal 2007. The Compensation Committee and the Board of Directors participate in the setting, scoring and approval of our executives’ performance measures. Similarly, our Chief Executive Officer participates in the setting, scoring and approval of all other executive officers’ performance measures. Performance measures are measurable goals and objectives for which minimum, medium and maximum achievement levels are defined. Performance measures are monitored during the year and scored at the end of the fiscal year.

The MBO formula is driven heavily by the Company’s gross operating profit and adjusted EBITDA performance. If adjusted EBITDA is less than a $1, then the weight for adjusted EBITDA goes to zero and the weights for the remaining corporate metrics and individual goal percentages are reduced in half. If $1 or more is achieved for adjusted EBITDA, the full weighted percentages will apply to the non-adjusted EBITDA, corporate metrics and individual goals. Therefore, if the Company performs well, there is a greater likelihood that the participant will earn money under the MBO program. Conversely, if the Company does not perform well, the participant is not likely to earn a bonus, even if such participant has a high individual score, thereby making a large portion of our executive officer’s compensation at risk. Our MBO program clearly demonstrates our philosophy of pay for performance. To be eligible for a MBO payment, the participant must be employed by the Company on the payment date. A participant who terminates employment prior to the payment date will forfeit the bonus, including all future payments. Annual payouts under the MBO are targeted to be made in the first quarter of the fiscal year following the measuring period.

Payment of bonus amounts under our MBO and total cash compensation depends on the achievement of specified performance goals and objectives. Achievement of these goals and objectives would result in total cash compensation for fiscal 2007 above the targeted 50th percentile of the ZiLOG peer group, which our Compensation Committee and the Company believe is an appropriate range to enable ZiLOG to attract and retain key personnel and motivate our executives to meet ZiLOG’s business goals and strategic long range plans. As a result, the bonuses are targeted at a level that if achieved, and when combined with base salary, will result in total cash compensation to the executive in approximately the 75th percentile of ZiLOG’s peer companies.

The following table shows the fiscal 2007 MBO bonuses earned by our Named Executive Officers.

Name	Fiscal 2007 Total
Darin G. Billerbeck	$0
Perry J. Grace	$33,526
Norman G. Sheridan	$39,144
Robin A. Abrams	$0
James M. Thorburn	$0
Nicholas A. Antonopoulos	$0

The amount earned under the MBO fiscal target in 2007 was paid to participants in the first quarter of fiscal 2008.

On February 15, 2007, the Compensation Committee adopted the Fiscal 2008 ZiLOG Employee Cash Incentive Plan (the “Incentive Plan”), which provides for the payment of cash bonuses to each of Perry Grace, Norman Sheridan and Darin Billerbeck upon the achievement by the Company, in Fiscal 2008, of pre-established targets based on the Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, as adjusted to exclude non-recurring items, stock compensation expense and the impact of the Incentive Plan). Bonuses are set at 60% of the executive’s base salary for Mr. Sheridan and Mr. Grace and 80% of the executive’s salary for Mr. Billerbeck, in each case if the “100% pre-established target” is achieved, and range from 50% to 150% of the executive’s salary depending on the level of achievement of these targets. No bonus will be paid under the plan if the “50% pre-established target” is not achieved. Separate targets were specified based on the performance of the Company for each of the first and second half of Fiscal 2008 although the Incentive Plan will not pay out bonuses until fiscal 2008 year end. The Incentive Plan is intended to replace the MBO Plan effective for fiscal 2007 and is designed to be self-funding from a cash perspective and will pay based on certain positive adjusted EBITDA targets.

Equity Based Compensation

Long-term Incentives

Award of Stock Options and Restricted Stock

Under our 2002 Omnibus Stock Incentive Plan (“2002 Plan”), shares of the Company’s common stock may be granted by the Compensation Committee and are permitted to be: (1) incentive stock options or non-qualified stock options, or (2) EBITDA-linked options and/or non-EBITDA linked options. The term of a non-EBITDA-linked option is determined by the Compensation Committee at the time of grant, but will not exceed ten years. Each EBITDA-linked option will be immediately exercisable on the date of grant and cliff-vest on the sixth anniversary from the date of grant. Vesting can be accelerated for EBITDA-linked options based on the “adjusted EBITDA,” as defined, reported for the immediately preceding 12-month period as follows: (1) one-third if the Company reports adjusted EBITDA for the previous 12 months in excess of $17.2 million, (2) two-thirds if the Company reports adjusted EBITDA for the previous 12 months in excess of $25.7 million, and (3) 100% if the Company reports adjusted EBITDA for the previous 12 months in excess of $30.0 million.

At March 31, 2007, 139,610 shares of common stock out of a total of 247,335 EBITDA-linked options outstanding (granted, net of cancellations and exercises) under our 2002 Plan have vested. In no event will any EBITDA-linked options vest later than May 15, 2008, even if the adjusted EBITDA thresholds have not been satisfied. The per share exercise price of shares purchasable under an EBITDA-linked option is $5.52 and each such option will be exercisable for ten years after the date such option is granted, unless earlier terminated. In general, non-EBITDA-linked options granted pursuant to the 2002 Plan will be exercisable at such time or times and subject to such terms and conditions (including the vesting schedule, period of exercisability and expiration date) as the Compensation Committee determines, in the applicable award agreements or thereafter. The exercise price per share payable upon the exercise of an option will be established by the Committee, in its sole discretion, at the time of grant and is generally not less than 85% of the fair market value on the date of the grant for nonqualified stock options and, in the case of ISOs, generally is not less than 100% of the fair market value on the date of grant but shall not, (i) in the case of ISOs, be less than 100% of the fair market value on such date; (ii) in the case of Nonqualified Stock Options (to the extent required under California “blue sky” laws), be less than 85% of the fair market value on such date; and (iii) for any option grants to an individual possessing more than 10% of the outstanding securities of the Company, be less than 110% of the fair market value on the date of grant.

Under our 2004 Omnibus Stock Incentive Plan (“2004 Plan”), the Committee may grant incentive stock options (“ISO”), non-statutory stock options (“NSO”) or restricted shares to certain employees, officers, directors, advisors and consultants of the Company who may purchase shares of the Company’s common stock, par value $0.01 per share. In general, the options and shares granted pursuant to the 2004 Plan are exercisable at such time or times, and subject to such terms and conditions (including the vesting schedule, period of exercisability and expiration date) as the Compensation Committee determines, in the applicable award agreement. The exercise price per share, payable upon the exercise of an option, is established by the Committee at the time of the grant and is not less than the par value per share of common stock on the date of the grant and in the case of an ISO generally is not less than 100% of the fair market value per share on the date of grant.

The restricted shares generally vest 25% of the shares on the date of grant and an additional 25% on each of the first, second and third anniversaries of such grant date. However, we issued restricted stock awards in fiscal 2006 with 3 year cliff vesting schedules. Stock options generally vest 25% on the first anniversary of the grant and an additional 1/48th on each of the succeeding 36 monthly anniversaries of such grant date.

Under these stock plans, we have the ability to provide our executive officers with long-term incentive awards through grants of stock options and restricted stock awards.

Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in ZiLOG, share in stock value appreciation and we believe stock options directly align executives with stockholder interests. The Company’s executive stock options typically have a four-year vesting period, in order to encourage a long-term perspective and to encourage our executives to remain at ZiLOG. All options to executive officers are granted at the fair market value of ZiLOG’s common stock on the date of the grant. We believe that stock options are inherently a form of at-risk compensation, as the optionee does not receive any benefit unless ZiLOG’s stock price rises after the date that the option is granted, thus providing direct incentive for future performance.

ZiLOG’s Policies With Respect to Equity Compensation Awards

Equity Grants, Timing and Pricing

Equity awards are approved by the Compensation Committee of the Board of Directors, generally during regularly scheduled meetings. Our Chief Executive Officer recommends to the Compensation Committee equity compensation amounts to be awarded to our executive officers and the Compensation Committee makes the final approval. The Compensation Committee, however, makes all equity awards to the Chief Executive Officer without his participation.

(a)	There are certain events that may trigger the granting of our Company stock and/or options including but not limited to: 1) a new hire award, 2) an annual grant for employees, 3) a talent award for an employee, and 4) the initial election or appointment and anniversary dates for members of our Board of Directors.

Awards typically have a four-year vesting schedule starting on the first anniversary of the grant date. The options are subject to the terms and conditions of the applicable stock option plan and/or stock option agreement. All awards are priced at the closing market price on the day the award is approved by the Compensation Committee without regard to the current share price or to factors that may affect the future share price.

(b)	Non-Standard Awards: Non-standard awards include all other awards that do not fall under the standard award or the focal categories, and include any other award to our executive officers. All non-standard awards, except for our Chief Executive Officer, are typically recommended by management based on input and recommendations from Human Resources. The Compensation Committee, at its sole discretion, may also make equity awards to our Chief Executive Officer.

All non-standard awards are presented by management to the Compensation Committee for its review and approval. If approved by the Compensation Committee, the exercise price of such award is the closing price of our stock on the date of the Compensation Committee’s approval. All grants are priced without regard to the current share price or to factors that may affect the future share price.

(c)	Annual Grant and Focal Awards: Our focal awards generally occur once a year and the majority of all worldwide employees are eligible to participate. Our Human Resources Department works with the Compensation Committee and executive management to determine a budgeted number of shares and the award types. Upon completion of this process, the list is reviewed by executive management and the Chief Executive Officer. Human Resources presents the final list of people eligible for awards and the number of shares to the Compensation Committee for its approval. Our executive officers, including our Chief Executive Officer, do not have any role in selecting the timing of the awards or the price. The price of options granted under our focal awards is the closing price on the date of the Compensation Committee’s approval. All grants are priced without regard to the current share price or to factors that may affect the future share price.

As long-term compensation, under our 2004 Plan, we currently award restricted stock or stock options to our employees at the time of hire, including executive officers. For all approval requests from our Chief Executive Officer to the Compensation Committee, the Compensation Committee makes the grants in its meetings, and the Chief Executive Officer does not have discretion to determine grant dates.

Factors used to determine stock-based compensation include market practice, projected business needs, the projected impact of stockholder dilution, and the compensation expense we will incur under the new equity compensation accounting rules. During fiscal year 2007, we granted long-term incentive awards to ZiLOG’s executive officers based on the executive compensation review and individual and corporate performance, as determined by the Compensation Committee, as well as negotiations with our Chief Executive Officer and former Interim Chief Executive Officer in connection with our recruitment of their services.

Effective April 1, 2006, we adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective application transition method. Under the fair value recognition provisions of SFAS 123(R), we recognize stock-based compensation costs for those shares expected to vest over the requisite service period of the awards.

Determining the appropriate fair value model and calculating the fair value of share-based payment awards require the input of highly subjective assumptions, including the expected life of the share-based payment awards and stock price volatility. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the stock-based compensation expense could be significantly different from what we have recorded in the current period.

We have no program, plan or practice to coordinate equity grants with the release of material information. The Committee does not accelerate equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Chief Executive Officer Compensation

The Compensation Committee considered the same factors outlined above in evaluating the base salary and other compensation of James Thorburn, the former Chief Executive Officer of our Company and Darin Billerbeck, the current Chief Executive Officer of our Company. The Compensation Committee’s evaluation of Mr. Thorburn’s base salary was subjective, with no particular weight assigned to any one factor, although the Compensation Committee did review an assessment of competitive compensation information supplied by the independent compensation consultant. Based upon an assessment of overall Company performance in the 15 month period ending March 31, 2006, the Committee determined that Mr. Thorburn would receive no incentive payment for such period. In November 2005, the Compensation Committee concluded that the options held by Mr. Thorburn were of little to no retentive value given that they were deeply out-of-the money. In order to provide Mr. Thorburn with long term incentives, the Compensation Committee, after an assessment of competitive compensation information supplied by the consultant, recommended to the Board of Directors, and the Board of Directors subsequently approved, a grant of our Common Stock to Mr. Thorburn. Mr. Thorburn did not participate in the annual incentive bonus program for senior executive officers for the 2007 fiscal year. Mr. Thorburn resigned from his position of Chairman of the Board, President and Chief Executive Officer on August 29, 2006.

Robin A. Abrams was appointed Interim Chief Executive Officer on August 30, 2006 and served through January 29, 2007, earning a base salary of $486,000 per year, prorated based on the percentage of her work week she devoted to the Company. Ms. Abrams was also granted an option to purchase 15,000 shares of the Company’s common stock with a per share exercise price equal to the fair market value on the date of grant of $3.51, one-third of which vested on each of September 30, October 30 and November 30 of 2006. During her tenure as Interim CEO, Ms. Abrams remained a director of the Company but did not receive additional option grants relating to board service, or board fees. In connection with Ms. Abram’s employment offer, the Compensation Committee reviewed all components of compensation and, based on this review, determined Ms. Abrams’ total compensation was reasonable and necessary to obtain her services as Interim CEO and therefore appropriate.

Darin G. Billerbeck was hired as President and Chief Executive Officer on January 29, 2007 and was appointed to the Board of Directors on February 15, 2007. Pursuant to Mr. Billerbeck’s offer letter, Mr. Billerbeck earns a base salary of $350,000 per year, received a pro-rated cash bonus of $60,000 for Mr. Billerbeck’s services during our fourth quarter of fiscal 2007, received $52,501 for relocation expenses pursuant to his offer letter and was granted a non-qualified stock option to purchase 400,000 shares of the Company’s common stock with a per share exercise price equal to the fair market value on Mr. Billerbeck’s first day of employment of $4.31. Commencing in fiscal 2008, Mr. Billerbeck became eligible to participate in the Fiscal 2008 Incentive Plan with a targeted bonus of 80% of his base salary at 100% of his annual target under the plan. In connection with Mr. Billerbeck’s employment offer, the Compensation Committee reviewed all components of compensation and, based on this review, determined Mr. Billerbeck’s total compensation was necessary to obtain his services and therefore appropriate.

Other Compensation Matters

Pension Benefits

Our former Chief Executive Officer participated in and had an account balances in our non-qualified defined benefit plan sponsored by us. We also have a defined benefit plan in the Philippines but do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are atypical for similar companies in both our industry and geographic region. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in our best interests.

Executive Officer Severance Arrangements

We entered into a separation agreement with our former Chief Executive Officer, James M. Thorburn on August 30, 2006. The terms of the agreement were negotiated at arm’s length with Mr. Thorburn and provide for Mr. Thorburn to receive (i) a total sum of $486,000 minus all applicable withholding taxes, payable as follows, (a) $243,000 payable in six (6) equal monthly installments beginning one (1) month after the effective date of the agreement and continuing for six (6) months, and (b) $243,000 payable one (1) year after the effective date of the agreement; (ii) immediate vesting of 28,000 restricted shares of the Company’s common stock included as part of a restricted stock award granted to him on November 10, 2005; (iii) COBRA continuation coverage for the shorter of twelve (12) months from the separation date or the date Mr. Thorburn becomes eligible for health insurance benefits through a subsequent employer; (iv) continued employee disability insurance coverage or reimbursement of employee paid premiums under an approved plan for the shorter of twelve (12) months or the date Mr. Thorburn becomes eligible for disability insurance coverage under a subsequent employer; and (v) ownership of his Company issued laptop. The separation agreement with Mr. Thorburn also provided for a waiver and release of any and all claims against the Company and its agents, and the Compensation Committee determined that the terms of the separation agreement with Mr. Thorburn were reasonable and necessary.

Pursuant to Mr. Billerbeck’s offer letter, in the event the Company terminates his employment without “cause” (as defined), he will be entitled to receive twelve (12) months base salary payable in equal installments for the 12 month period following such termination. The Company agreed to provide such termination payments, subject to customary conditions, as the Compensation Committee found appropriate, and necessary in order to recruit Mr. Billerbeck’s executive talent.

Change-in-Control Arrangements

We have entered into change in control arrangements with certain of our Named Executive Officers to prevent the distractions for our Company leadership which could occur in connection with rumored or actual corporate changes, and to promote retention of our key personnel despite the uncertainties of a potential or pending transaction. The Compensation Committee determined which events would constitute a “change in control”, and thereby trigger payment to such Named Executive Officer, based on current practice within our peer group.

Mr. Grace and Mr. Sheridan are each parties to separate Change in Control Agreements, which provide that in the event of termination without “cause” or for “good reason” (each as defined therein) during a period two months prior to and twelve months following a “Change in Control” (as defined therein), he will be entitled to the following payments and benefits (collectively, the “Change in Control Payments”): (i) a lump sum payment equal to 150% of his annual base salary, (ii) immediate vesting of all of his outstanding and exercisable stock options, at the time of termination, and (iii) medical benefit coverage for the shorter of twelve (12) months from the date of termination or the date he becomes eligible for health benefits through a subsequent employer. In addition to the Change in Control Payments, his Company restricted stock awards that are outstanding at the time of the Change in Control and not free from restrictions will immediately become free from restrictions on the occurrence of a Change in Control. Each executive, in exchange for the Change in Control Payments, must execute a valid waiver and release of any and all claims against the Company and its agents.

Pursuant to Mr. Billerbeck’s offer letter, in the event there is a “Change of Control” (as defined therein) of the Company before December 21, 2007 (12 months from the date of his offer letter) and within 12 months following the change of control either Mr. Billerbeck’s employment is terminated other than for “cause” or Mr. Billerbeck terminates his employment for “good reason” (each as defined), then 25% of the unvested shares subject to Mr. Billerbeck’s initial stock option shall immediately vest and become exercisable.

Other than as described under “Executive Officer Severance Arrangements” and “Change in Control Arrangements,” we do not have any other severance pay arrangements with any of our executive officers that would be triggered in the event of the termination of his or her employment for reasons of termination without cause, mutual agreement, or termination under a change in control or otherwise.

Stock Ownership Guidelines

We currently do not have stock ownership guidelines.

Perquisites

The philosophy of the Company is to provide no material perquisites to executive officers. Executive officers do not receive car, airplane, country club or financial planning benefits. Executive officers are eligible to participate in the Employee Stock Purchase Plan and receive similar health, dental, and insurance benefits available to other employees of the Company.

In connection with our recruitment of Mr. Billerbeck to serve as Chief Executive Officer of the Company and pursuant to our Domestic Relocation Policy and Procedure, in fiscal 2007, we reimbursed Mr. Billerbeck for standard relocation costs, including real estate fees, household moving expenses and transportation allowances, and provided him with an additional one time “Resettlement Allowance” equal to 15% of his annual base salary, or $52,500, less applicable taxes and other required withholdings. In the event Mr. Billerbeck terminates his employment with ZiLOG prior to January 29, 2008 (the first anniversary of his start date), he must repay all amounts paid to him or on his behalf pursuant to the Relocation Policy, including, but not limited to the Resettlement Allowance. Mr. Billerbeck received $52,501 related to this relocation agreement in fiscal 2007.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Certain awards granted under the 2002 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m). We currently intend to continue to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m). Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

We have reviewed and discussed the foregoing Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in ZiLOG’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

A copy of the Compensation Committee charter is available on our website at www.zilog.com.

Compensation Committee

Richard L. Sanquini
David G. Elkins
Robin A. Abrams

DIRECTOR COMPENSATION

The table below summarizes compensation received by our non-employee members of the Board of Directors during fiscal year ended March 31, 2007, other than compensation received by Ms. Abrams for her service as Interim Chief Executive Officer which is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robin A. Abrams	37,282	10,353	46,016	—	—	—	93,651
Darin G. Billerbeck(3)	—	—	—	—	—	—	—
David G. Elkins	86,000		20,452	—	—	—	106,651
Federico Faggin	18,000	44,992	20,714	—	—	—	83,706
Richard L. Sanquini	50,000	44,997	10,945	—	—	—	105,942

(1)	For fiscal year ended March 31, 2007, each of Ms. Abrams, and Messrs. Faggin and Sanquini were each awarded 3,454, 8,674 and 11,588 shares of fully vested common stock, respectively, which awards were made on June 9, 2006, November 7, 2006 and March 12, 2007 for Ms. Abrams, May 12, 2006, August 11, 2006, November 13, 2006 and February 13, 2007 for Mr. Faggin and May 5, 2006, August 4, 2006, November 6, 2006 and February 6, 2007 for Mr. Sanquini. The dollar value shown above represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007 for the fair value of options granted in fiscal year ended March 31, 2007, and prior fiscal years, in accordance with SFAS 123R.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended March 31, 2007 for the fair value of options granted in fiscal year ended March 31, 2007, and prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to Note 6 to the ZiLOG, Inc. Financial Statements in the Company’s Form 10-K for the year ended March 31, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

(3)	Mr. Billerbeck, our Chief Executive Officer, does not receive any additional compensation for serving on the Board of Directors.

The aggregate number of option awards outstanding as of March 31, 2007 for Ms. Abrams was 35,000, for Mr. Elkins was 25,000, for Mr. Faggin was 32,935, and for Mr. Sanquini was 34,889.

Following the Annual Meeting for fiscal 2008, each of our non-employee directors will receive, as compensation for his or her service as a director:

•	An annual retainer of $45,000 per year, payable in equal quarterly installments;

•	A supplemental annual retainer of $10,000 to the non-executive Chairman of the Board of Directors payable in equal quarterly installments;

•	An annual Audit Committee retainer of $10,000 for the committee chair and $6,000 for each other committee member, each payable in equal quarterly installments;

•	An annual Compensation Committee retainer of $5,000 for the committee chair and $3,000 for each other committee member, each payable in equal quarterly installments;

•

A $1,500 fee for each irregular or special board meeting in any year exceeding four, a $1,000 fee for each irregular or special committee meeting in any year exceeding four, and no fees for regularly scheduled meetings of the board or for regular scheduled committee meetings;

•

For each new director, a one-time initial stock option grant of 25,000 shares at fair market value awarded upon initial appointment or election and vesting over four years with 25% vesting on the one-year anniversary and the remaining 75% of the option shares vesting pro-rata on each of the remaining 36 months following the first anniversary of the initial appointment or election;

•	For the non-executive Chairman of the Board of Directors, quarterly stock option grants of 3,750 shares vesting monthly over twelve months; and

•	For each continuing director, quarterly stock option grants of 2,500 shares vesting monthly over twelve months.

Each of the retainers and fees discussed above are payable in cash or, at the election of the director, in any combination of cash and shares of our common stock based on fair market value at the time of issuance.

Compensation to the non-employee directors for their service as directors is not paid pursuant to consulting contracts. Our employee directors currently do not receive any compensation for their service on our Board of Directors.

EXECUTIVE COMPENSATION

Fiscal Year Ended March 31, 2007

Who are our Executive Officers?

Name	Age	Position
Darin G. Billerbeck	47	President and Chief Executive Officer
Perry J. Grace	50	Executive Vice President and Chief Financial Officer
Norman G. Sheridan	45	Executive Vice President of Technology & Operations

Darin G. Billerbeck was appointed President and Chief Executive Officer on January 29, 2007. On February 15, 2007, our Board of Directors elected Darin G. Billerbeck as a member of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders. Previously Mr. Billerbeck served at Intel as Vice President of the flash memory group and as General Manager of Intel’s flash products group from 1999 to December 2006. From 1998 to 1999, Mr. Billerbeck headed up design for Intel’s flash products group, responsible for flash architecture, design tools automation, software integration, tools validation, lab and strategic planning. From 1988 to 1999, Mr. Billerbeck was director of Intel’s manufacturing operations responsible for the technologies used in the sort, assembly, test and packaging of flash products. Prior to joining Intel, Mr. Billerbeck worked for Advanced Micro Devices from 1981 to 1988. Mr. Billerbeck received his bachelor’s degree in mechanical engineering from the University of California, Davis in 1981.

Perry J. Grace was appointed as our Vice President and Chief Financial Officer in July 2001 and in November 2006 was named as our Executive Vice President Administration. From June 1999 to January 2001, Mr. Grace served as Controller and then Vice President of Finance and Chief Financial Officer for Ramp Networks, an Internet security appliance provider acquired by Nokia in January 2001, for whom he assisted in the post-merger integration through May 2001. Prior to Ramp Networks, Mr. Grace was employed by National Semiconductor from 1987 to 1999, where he held several finance and controller positions, and by Price Waterhouse from 1980 to 1987 in Melbourne, Australia, London, England, and San Jose, California, where he served as an audit manager. Mr. Grace holds a Bachelor of Science degree in Accounting, Business Law and Computer Science from Deakin University in Geelong, Australia, and was admitted to the Institute of Chartered Accountants in Australia in 1983.

Norman G. Sheridan was appointed as our Executive Vice President of Technology and Operations on June 28, 2005. Dr. Sheridan joined ZiLOG in 2000 as its Vice President of Engineering—ICBU. He became a Senior Vice President of the Company’s System Development Group in 2002. Prior to joining the Company, Dr. Sheridan was the Director of the Americas for the consulting division of Mentor Graphics Corporation. From 1996 to 2000, Dr. Sheridan worked in the UK as an FAE and later a division manager for Memec, LTD., a semiconductor distribution company. Prior to that Dr. Sheridan managed product development for DSP processors used in a range of sonar applications at Marconi Underwater Systems Ltd. Dr. Sheridan holds a B.Sc. from Imperial College of Science and Technology, University of London, England. He also holds a Masters degree in Microelectronics awarded by Brunel Universities in England, and a Ph.D degree awarded by Brunel University.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Named Executive Officers

The Compensation Committee’s philosophy is generally not to have employment agreements with senior management.

On August 30, 2006, we entered into a separation agreement with our former Chief Executive Officer, James M. Thorburn on August 30, 2006. The terms of the agreement were negotiated at arm’s length with Mr.

Thorburn and provide for Mr. Thorburn to receive (i) a total sum of $486,000 minus all applicable withholding taxes, payable as follows, (a) $243,000 payable in six (6) equal monthly installments beginning one (1) month after the effective date of the agreement and continuing for six (6) months, and (b) $243,000 payable one (1) year after the effective date of the agreement; (ii) immediate vesting of 28,000 restricted shares of the Company’s common stock included in a larger restricted stock award granted to him on November 10, 2005; (iii) COBRA continuation coverage for the shorter of twelve (12) months from the separation date or the date Mr. Thorburn becomes eligible for health insurance benefits through a subsequent employer; (iv) continued employee disability insurance coverage or reimbursement of employee paid premiums under an approved plan for the shorter of twelve (12) months or the date Mr. Thorburn becomes eligible for disability insurance coverage under a subsequent employer; and (v) ownership of his Company issued laptop. The separation agreement with Mr. Thorburn also provided for a waiver and release of any and all claims against the Company and its agents, and the Compensation Committee determined that the terms of the separation agreement with Mr. Thorburn were reasonable and necessary.

Pursuant to Mr. Billerbeck’s offer letter, in the event the Company terminates his employment without “cause” (as defined), he will be entitled to receive twelve (12) months base salary, payable in equal installments for the 12 month period following such termination.

Change in Control Agreements

On December 15, 2005, the Company entered into separate change in control agreements with each of Mr. Grace and Dr. Sheridan. Each change in control agreement is effective as of December 15, 2005, and each provide that in the event of his termination without “cause” or for “good reason” (each as defined therein) during a period two months prior to and twelve months following a “Change in Control” (as defined therein), he will be entitled to the following payments and benefits (collectively, the “Change in Control Payments”): (i) a lump sum payment equal to 150% of his annual base salary, (ii) immediate vesting of all of his outstanding and exercisable stock options at the time of termination, and (iii) COBRA continuation coverage for the shorter of twelve (12) months from the date of termination or the date he becomes eligible for health insurance benefits through a subsequent employer.

In addition to the Change in Control Payments, his Company restricted stock awards that are outstanding at the time of the Change in Control and not free from restrictions will immediately become free from restrictions on the occurrence of a Change in Control. Each executive, in exchange for the Change in Control Payments, must execute a valid waiver and release of any and all claims against the Company and its agents.

Pursuant to Mr. Billerbeck’s offer letter, in the event there is a “Change of Control” (as defined therein) of the Company before December 21, 2007 (12 months from the date of his offer letter) and within 12 months following the change of control either Mr. Billerbeck’s employment is terminated other than for “cause” or Mr. Billerbeck terminates his employment for “good reason” (each as defined), then 25% of the unvested shares subject to Mr. Billerbeck’s initial stock option shall immediately vest and become exercisable.

Executive Summary Compensation Table

The following Executive Summary Compensation Table sets forth the compensation earned by our Chief Executive Officer, Chief Financial Officer and remaining executive officer who were serving as executive officers as of March 31, 2007 and who earned salary and bonus in excess of $100,000 in the fiscal year 2007, together with our former Chief Executive Officer, Former Interim Chief Executive Officer and former Executive Vice President, Worldwide Sales (collectively, the “Named Executive Officers”). The total compensation is listed below for the twelve months ended March 31, 2007:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compen- sation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Darin G. Billerbeck President and Chief Executive Officer	2007	53,847	60,000		—	30,662	—	—	52,501	(4)	200,009

Perry J. Grace Executive Vice President, Chief Financial Officer & Secretary	2007	250,008	360	(5)	51,753	95,300	33,526	—	—		430,947

Norman G. Sheridan Executive Vice President, Technology & Operations	2007	277,008	360	(5)	51,753	34,079	39,144	—	3,763	(6)	406,107

Robin A. Abrams Former Interim Chief Executive Officer	2007	239,334	—		—	25,565	—	—	93,651	(7)	358,550

James M. Thorburn (8) Former Chairman and Chief Executive Officer	2007	222,115	160	(5)	86,561	323,705	160	—	455,617	(9)	1,088,158

Nicholas A. Antonopoulos (10) Former Executive Vice President, Worldwide Sales	2007	86,446	43,750		—	25,744	—	—	2,327	(11)	158,267

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended March 31, 2007 for the fair value of restricted stock granted in fiscal year ended March 31, 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to Note 6 to the ZiLOG, Inc. Financial Statements in the Company’s Form 10-K for the year ended March 31, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended March 31, 2007 for the fair value of options granted in fiscal year ended March 31, 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to Note 6 to the ZiLOG, Inc. Financial Statements in the Company’s Form 10-K for the year ended March 31, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(3)	This column represents the dollar amount of the annual bonuses paid in respect of fiscal year ended March 31, 2007, which amounts were paid in the first quarter of fiscal 2008.

(4)	Represents relocation expenses paid to Mr. Billerbeck.

(5)	Represents discretionary Design Win bonus paid to all employees.

(6)	Represents Company 401K matching contribution.

(7)

Represents the director fees paid and the dollar amount recognized for financial statement reporting for fiscal 2007 for the fair value of restricted stock and options granted in fiscal 2007 and prior fiscal years to Ms. Abrams for her services as a non-employee director. Please refer to the “Director Compensation” table on page 28 of this Proxy.

(8)	Mr. Thorburn resigned from his position of President and Chief Executive Officer effective August 30, 2006.

(9)	Represents severance compensation of $454,129 related to Mr. Thorburn’s separation agreement and $1,488 of Company 401K matching contributions.

(10)	Mr. Antonopoulos resigned from his position of Executive Vice President, Worldwide Sales effective August 6, 2007.

(11)	Represents auto allowance paid to Mr. Antonopoulos.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended March 31, 2007

The following table shows all awards granted to the Named Executive Officers during fiscal 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reporting in the Outstanding Equity Awards table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (2) (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Min. ($)	Target ($)	Max. ($)
Darin G. Billerbeck	1/29/07	N/A	N/A	N/A	0	400,000	4.31	806,420

Perry J. Grace	1/30/07	N/A	N/A	N/A	0	40,000	4.41	82,492
	4/1/06	7,500	150,000	225,000	N/A	N/A	N/A	N/A

Norman G. Sheridan	1/30/07	N/A	N/A	N/A	0	25,000	4.41	51,558
	4/1/06	8,310	166,205	249,307	N/A	N/A	N/A	N/A

Robin A. Abrams	8/30/06	N/A	N/A	N/A	0	15,000	3.51	25,565

James M. Thorburn	4/1/06	14,580	291,600	437,400	N/A	N/A	N/A	N/A

Nicholas A. Antonopoulos	4/4/06	N/A	N/A	N/A	0	70,000	3.05	104,188
	4/1/06	7,500	150,000	225,000	N/A	N/A	N/A	N/A

(1)	The outstanding future payments under our Management by Objective Incentive Plan (“MBO) were paid in the first quarter of fiscal 2008.

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended March 31, 2007

Name	Option Awards(1)						Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Unvested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Other Rights that Have Not Vested ($)
Darin G. Billerbeck	0		400,000	0	4.31	01/29/17	0	0	0	0

Perry J. Grace	0		40,000	0	4.41	1/30/17	0	0	0	0
	0		0	0			60,000	268,200	0	0
	36,458		13,542	0	12.44	4/29/14	0	0	0	0
	15,000	(3)	30,000	0	5.52	5/15/12	0	0	0	0

Norman G. Sheridan	0		25,000	0	4.41	1/30/17	0	0	0	0
	0		0	0			60,000	268,200	0	0
	10,938		4,062	0	12.44	4/29/14	0	0	0	0
	3,667	(4)	333	0	7.90	07/24/13	0	0	0	0
	5,000	(3)	10,000	0	5.52	5/15/12	0	0	0	0
	8,500	(4)	0	0	5.52	5/15/12	0	0	0	0

Robin A. Abrams	15,000	(5)	0	0	3.51	08/30/16	0	0	0	0
	1,250		3,750	0	2.16	03/10/16	0	0	0	0
	2,500		2,500	0	5.19	03/10/15	0	0	0	0
	7,500		2,500	0	12.44	04/29/14	0	0	0	0

(1)	Except as otherwise noted, all stock option awards described in this table were made under our 2004 Omnibus Stock Incentive Plan. Except as otherwise noted, options granted under our 2004 Omnibus Stock Incentive Plan typically have a ten-year term, vest over a four-year period of employment, which accelerate in full in the event of a change of control and have an exercise price equal to market value on the date of grant.

(2)	All restricted stock awards described in this table were made under the 2004 Omnibus Stock Incentive Plan and vest in full upon the earlier of the third anniversary of the date of grant or a change of control.

(3)	This stock option award is an EBITDA-linked option granted under the 2002 Omnibus Stock Incentive Plan. One-third of the shares vested based on satisfaction of performance goals and the remaining shares on the sixth anniversary of the date of grant which accelerate in full in the event of a change of control.

(4)	This stock option was granted under the 2002 Omnibus Stock Incentive Plan and vests over a four-year period of employment, which accelerate in full in the event of a change of control.

(5)	This stock option vested in three equal installments on each of September 30, October 30, and November 30, 2006.

Option Exercises and Stock Vested during Fiscal Year Ended March 31, 2007

The following table provides information regarding the aggregate option exercises and fiscal year-end option values for each of our Named Executive Officers for the fiscal year ended March 31, 2007. Also reported are values of unexercised “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair value of our common stock on March 31, 2007, which was determined by our Board of Directors to be $4.47 per share based on the closing price of our common stock quoted on the NASDAQ National Market on that date.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($) (2)
Darin G. Billerbeck
Perry J. Grace
Norman G. Sheridan			25,000	138,000
Robin A. Abrams
James M. Thorburn	94,709	230,496	86,233	394,246
Nicholas A. Antonopoulos

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amounts reflect the market price of the stock on the day the shares of restricted stock vested.

Deferred Compensation Plan

We adopted the ZiLOG, Inc. Deferred Compensation Plan effective August 1, 2005. The purpose of the plan is to provide each participant with an opportunity to defer receipt of a portion of their salary, bonus and other specified cash compensation. The plan is an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensation employees of participating Employer’s within the meaning of section 201, 301 and 401 of ERISA.

NON QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2007

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Darin G. Billerbeck
Perry J. Grace
Norman G. Sheridan
Robin A. Abrams
James M. Thorburn	8,225	0	1,564	18,340	0
Nicholas A. Antonopoulos

Potential Payments Upon Termination or Change in Control

In the discussion that follows, payments and other benefits payable upon early termination and change in control situations are set out as if the conditions for payments had occurred and/or the terminations took place on March 31, 2007. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts which would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such named executive officers’ separation from ZiLOG.

Potential payments upon termination without cause or for good reason in connection with a change of control:

•

Perry J. Grace would receive 100% accelerated vesting on 60,000 shares of restricted stock valued at $267,600, net of the exercise price; 100% accelerated vesting on 83,542 stock options valued at $2,400, net of the exercise price; eighteen months of base salary totaling $375,000; and one year of medical benefits totaling $5,623.

•

Norman G. Sheridan would receive 100% accelerated vesting on 60,000 shares of restricted stock valued at $267,600, net of the exercise price; 100% accelerated vesting on 39,395 stock options valued at $1,500, net of the exercise price; eighteen months of base salary totaling $415,500; and one year of medical benefits totaling $3,331.

•	Darin G. Billerbeck would receive 25% accelerated vesting of the 400,000 option grant, which would be valued at $16,000, net of the exercise price, and twelve months of base salary totaling $350,000.

Potential payments in connection with a change of control absent termination:

•

Perry J. Grace would receive 100% accelerated vesting on 60,000 shares of restricted stock valued at $267,600, net of the exercise price; and 100% accelerated vesting on 83,542 stock options valued at $2,400, net of the exercise price.

•

Norman G. Sheridan would receive 100% accelerated vesting on 60,000 shares of restricted stock valued at $267,600, net of the exercise price; and 100% accelerated vesting on 39,395 stock options valued at $1,500, net of the exercise price.

•	Darin G. Billerbeck would receive 25% accelerated vesting of the unvested shares which would be valued at $16,000.

Potential payments upon termination without cause or for good reason absent a change of control:

•	Darin G. Billerbeck would receive twelve months of base salary totaling $350,000.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for breach of fiduciary duty of a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers, including our former directors and officers, to the fullest extent permitted by Delaware law including circumstances in which indemnification is otherwise discretionary. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and our controlling stockholders under the foregoing positions, or otherwise. We have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

We have also entered into agreements to indemnify our directors and executive officers to provide contractual indemnification in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and Bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our Bylaws also permit us to secure insurance on behalf of any officer or director, for any liability arising out of his or her actions. We have obtained liability insurance for our officers and directors and intend to obtain greater coverage.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Ms. Abrams, and Messrs. Elkins and Sanquini, each of whom is an independent director under SEC rules and regulations, the NASD Qualitative Listing Requirements and Internal Revenue Service regulations. Messrs. Elkins and Sanquini served on the Compensation Committee through fiscal 2007, and Ms. Abrams served from April 1, 2007 until her resignation from the Compensation Committee on August 29, 2006 and subsequent appointment to the role of Interim Chief Executive Officer on August 30, 2006. Ms. Abrams served as Interim Chief Executive Officer until January 29, 2007, and was re-appointed to the Compensation Committee on February 15, 2007. Ms. Abram’s compensation for service as Interim Chief Executive Officer of the Company is described above. During fiscal 2007, none of our executive officers served as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three (3) outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards. At March 31, 2007, the Audit Committee was comprised of two (2) outside, independent directors. In fiscal 2004, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities and reflects SEC regulations and NASD rules.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2007 with management and with our independent auditors, AMLLP. The Audit Committee has discussed with AMLLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from AMLLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with AMLLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

Audit Committee

Richard L. Sanquini
David G. Elkins
Federico Faggin

AUDIT FEES AND PRE-APPROVAL POLICIES

Audit and Other Professional Fees

AMLPP has served as our independent public auditor and principal accountant since September 22, 2005. The following table presents fees for professional services provided by our principal accountant for the fiscal years ending March 31, 2007 and 2006.

	Twelve Months Ended March 31, 2007	Twelve Months Ended March 31, 2006(1)
Audit Fees	$325,000	$225,000
Audit-Related Fees	225,423	596,544
Tax Fees	—	—
All Other Fees	—	—
Total	$550,423	$821,544

(1)	Amounts for professional services in fiscal 2006 include fees for professional services rendered by KPMG LLP prior to their dismissal and our retention of AMLLP on September 22, 2005.

“Audit Fees” consist of fees billed for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly filings and services that are normally provided in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” consist of Sarbanes-Oxley compliance and testing requirements. We did not incur any “Tax Fees” or “All Other Fees” in the fiscal years ended March 31, 2007 and 2006.

The reports of our principal accountant on our financial statements for the years ended March 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On September 22, 2005, we engaged AMLPP as our principal accountants, and dismissed KPMG LLP. The decision to engage AMLLP and dismiss KPMG LLP was approved by the Audit Committee of the Board of Directors, which subsequently advised the Board of Directors of its decision. In connection with the financial statement audits for the fiscal years ended December 31, 2003 and 2004, and the subsequent interim period through September 22, 2005, there were: (1) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed by us in our Annual Report on Form 10-K for the year ended December 31, 2004, KPMG LLP advised us that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the following material weaknesses identified in management’s assessment:

1. Our policies and procedures did not provide for adequate management oversight and review of the determination of estimated reserves for distributor price adjustments. As result of this deficiency in internal control, a material understatement of management’s reserve computation was identified.

2. Our policies and procedures associated with the preparation and review of schedules and reconciliations supporting the consolidated statement of cash flows were not effective. These internal control deficiencies resulted in the overstatement of cash flows from operating activities and the understatement of cash flows from investing activities in a corresponding amount.

The subject matter of the material weaknesses described above was discussed by our management and the Audit Committee of the Board of Directors with KPMG LLP, and we have authorized KPMG LLP to fully respond to the inquiries of our successor accountant. We did not consult with Armanino McKenna LLP regarding the matters set forth in Item 304(a)(2) of Regulation S-K prior to their engagement.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services to which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent auditors will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming fiscal year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee will also designate a member to have the authority to pre-approve interim requests for additional non-audit services that were not contained in the annual pre-approval request. Such member shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since April 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

•	compensation, change of control and indemnification arrangements, which are described above; and

•	the transactions described below.

Prior to the adoption of the Sarbanes-Oxley Act of 2002, we made loans to executive officers for an amount equal to the income taxes due on the restricted shares of common stock that we granted to them. Pursuant to a full-recourse promissory note, we loaned $274,175 to Perry J. Grace, our Executive Vice President of Administration and Chief Financial Officer, and $68,544 to Norman G. Sheridan, our Executive Vice President of Operations and Technology. The largest amount outstanding in fiscal 2007 for Mr. Grace was $290,778 and for Mr. Sheridan was $72,589.74. The loan recipients pledged their shares of restricted stock as collateral for these loans pursuant to a stock pledge agreement. These loans were full recourse loans and bore interest at 5.5% per annum, payable annually by February 28 for the preceding period ending each December 31 during the term of the loans. All principal and accrued interest on these loans became due and payable to us on May 15, 2007. Mr. Sheridan paid his loan in full on March 19, 2007. Mr. Grace’s loan balance as of June 30, 2007 is $278,783. In the future, loans we make with respect to restricted stock, if any, will be made only to non-executive officer and non-director participants in compliance with the Sarbanes-Oxley Act of 2002.

There were no related party transactions or agreements entered into during fiscal 2007.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to ZiLOG, Inc. c/o Investor Relations, 6800 Santa Teresa Boulevard, San Jose, California 95119 or by calling Investor Relations at (408) 513-1500.

By Order of the Board of Directors

/s/ Perry J. Grace
Perry J. Grace
Secretary

July 27, 2007

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended March 31, 2007 has been included within the package of materials sent to you as well as a copy of our 2007 Annual Report to Stockholders.

ANNEX A — ZILOG INC. 2004 OMNIBUS STOCK INCENTIVE PLAN

(As Amended And Restated May 25, 2007)

ZILOG, INC.

2004 OMNIBUS STOCK INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is the ZiLOG, Inc. 2004 Omnibus Stock Incentive Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors, advisors and consultants of the Company and any of its Subsidiaries and Affiliates (each, as defined below) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options and Restricted Stock (each, as defined below). The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code (as defined below) and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b)	“Affiliate” means any corporation or other entity, 50% or more of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(c)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock under the Plan.

(d)	“Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” means, unless a Participant is a party to a written employment agreement with the Company, Subsidiary or Affiliate which contains a definition of “cause,” “termination for cause,” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement, or unless otherwise provided in an Award Agreement, conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Company or any Subsidiary or Affiliate in accordance with the Participant’s obligations and position with the Company, Subsidiary or Affiliate, provided that the Company or any Subsidiary or Affiliate provides the Participant with adequate notice of such failure and, if such failure is capable of cure, the Participant fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the commission by the Participant of an act of theft, fraud or embezzlement; (iv) the commission of a felony; or a (v) material breach of the terms of an agreement between the Participant, on the one hand, and the Company or any Subsidiary or Affiliate on the other hand, provided that the Company or any Subsidiary or Affiliate provides the Participant with adequate notice of such breach and, if such breach is capable of cure, the Participant fails to cure such breach within 30 days of the notice.

(g)	“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification,

recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(h)	“Change in Control” means, unless otherwise provided in an Award Agreement (i) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (iii) from and after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j)	“Committee” means the Compensation Committee of the Board or any other committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) “outside directors” as defined in section 162(m) of the Code and shall be constituted to satisfy any applicable stock exchange rules or requirements.

(k)	“Common Shares” means the common shares, par value $0.01 per share, of the Company.

(l)	“Company” means ZiLOG, Inc., a Delaware corporation (or any successor corporation).

(m)	“Disability” means, unless otherwise provided in an Award Agreement, (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (iii) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(n)	“Eligible Recipient” means an employee, officer, director, advisor or consultant of the Company or of any Subsidiary or Affiliate.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Exercise Price” means the per Share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(q)

“Fair Market Value” of a Share shall mean the fair market value of a Share as determined by the Administrator in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, Fair Market Value of a Share on any date shall be the closing sale price reported for such Share on such exchange on such date or, if no sale was reported on such date, then the last day on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of

Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, Fair Market Value of a Share on any date shall be the closing sale price reported for such Share on such system on such date or, if no sale was reported on such date, the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but has not been designated as an NMS security, Fair Market Value of a Share on any date shall be the sale price for such Share on the last sale reported for such date.

(r)	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(s)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(t)	“Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968 and any other applicable State securities law.

(u)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(v)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(w)	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive the grant of an Award. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(x)	“Performance Goal” shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a Subsidiary: (i) income before federal taxes and net interest expense; (ii) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (iii) earnings growth, revenues, expenses, share price, market share, return on assets, return on capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (iv) adjusted cash flows or adjusted income derived from operating activities; (v) adjusted or unadjusted earnings (losses) before interest, income taxes, depreciation, amortization of intangible assets, non-cash stock compensation expenses, cumulative effect of change in accounting principle and special charges; and/or (vi) such other goal or goals as may be established by the Committee.

(y)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(z)	“Securities Act” means the Securities Act of 1933, as amended from time to time.

(aa)	“Shares” means Common Shares and the common equity of any successor security.

(bb)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 3. Administration.

(a)	The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Options or awards of Restricted Stock are to be granted hereunder to Participants;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b)	All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c)	The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. With respect to Awards intended to satisfy the requirements of section 162(m) of the Code, the Committee shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates (or if less, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (i) any profit or loss attributable to acquisitions or dispositions of stock or assets, (ii) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (iii) all items of gain, loss or expense for the year related to restructuring charges for the Company and/or its Subsidiaries, (iv) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (v) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (vi) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

(d)

Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Subsidiary.

(e)	If at any time (whether before or after termination of employment or service) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.

(a)	There shall be reserved and available for issuance under the Plan 3,000,000 Common Shares.

(b)	To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Restricted Stock are forfeited, (iii) payment for an Option upon exercise is made with Shares or (iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

(c)	The aggregate number of Shares with respect to which Awards may be granted to any individual Participant during any fiscal year shall not exceed 500,000.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of common shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of shares or other property subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, or by any other applicable purchase price.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.

Section 7. Options.

(a)

General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and

(ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)	Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than par value per Share and in the case of Incentive Stock Options, shall not be less than 100% of the Fair Market Value per Share on such date (or 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns, or is deemed to own under the Code, stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c)	Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)	Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e)	Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise or same day sale procedure approved by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender or by the withholding of Shares that would otherwise be issued pursuant to the option exercise, in each case to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or withheld shares may be authorized only at the time of grant, or (iii) any combination of the foregoing.

(f)	Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 12 hereof.

(g)	Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, or (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant.

(h)	Termination of Employment or Service. Except as otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company or any Subsidiary or Affiliate terminates for any reason, all outstanding Options granted to such Participant shall expire on the date of such termination (whether or not then vested or exercisable). Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i)	Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any fiscal year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock.

(a)	General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)	Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)	Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a share certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the share certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company or agent of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)	Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 12 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e)

Rights as a Shareholder. Except as provided in Section 8(c) and (d) and unless otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f)	Termination of Employment or Service. The rights of Participants granted an Award of Restricted Stock upon termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

Section 9. Effect of Change in Control.

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all outstanding Shares of Restricted Stock granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse, and each Option granted to a Participant and outstanding at such time shall become fully and immediately vested and exercisable. However, the Administrator in its sole discretion may instead provide (a) that upon termination of employment or service under specified circumstances during a specified period following such a Change in Control, as specified in the applicable Award Agreement, all outstanding Shares of Restricted Stock granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse, and each Option granted to a Participant and outstanding at such time shall become fully and immediately exercisable, or (b) for other treatment of Awards upon the occurrence of a Change in Control.

Section 10. Amendment and Termination.

(a)	The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if it (A) materially increases the benefits accruing to Participants under the Plan, (B) materially increases the number of Shares that may be issued under the Plan, or (C) materially modifies the requirements for participation in the Plan. Unless the Board determines otherwise, the Board shall obtain approval of shareholders of the Company for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, section 422 of the Code, stock exchange rules or other applicable law.

(b)	The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

(c)	Notwithstanding the foregoing provisions of this Section 10, any decrease in the Exercise Price of any outstanding Option (whether effected by amendment to the Plan or an Award Agreement) shall be subject to the approval of the shareholders of the Company.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12. Withholding Taxes.

(a)

Upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal, state, local and other withholding tax obligations of the Company (or Subsidiary or Affiliate, as the case may

be), if applicable. Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Notwithstanding the foregoing, it shall be the obligation of the Participant to satisfy any and all federal, state and local tax withholding requirements relating to such Participant’s Award, and any withholding pursuant to this Section 12 may not be adequate to satisfy such obligation. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

(b)	If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 13. General Provisions.

(a)	Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

(b)	Unless the Committee determines otherwise, in connection with any underwritten public offering by the Company or its shareholders of its or their equity securities pursuant to an effective registration statement filed under the Securities Act, including the first underwritten public offering of Shares after the effective date of the Plan, Participants shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares relating to Awards without the prior written consent of the Company or its underwriters, for a period of (i) 90 days following the closing of any underwritten public offering of Shares or (ii) such longer period of time as may be reasonably requested by the Company’s underwriter in connection with such offering.

(c)

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(d)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(e)	No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)	If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(g)	The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(h)	Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Section 14. Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the later of (a) the date of its approval by the Company’s shareholders and (b) the Listing Date.

Section 15. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

DETACH HERE

PROXY

ZILOG, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 6, 2007 AT THE CORPORATE OFFICES

OF ZILOG, INC.

6800 SANTA TERESA BOULEVARD

SAN JOSE, CA 95119

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated July 27, 2007, and the 2007 Annual Report to Shareholders and hereby appoints Darin Billerbeck, Norman Sheridan and Perry Grace and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth herein.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL ADJOURNMENTS THEREOF.

The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

						FOR	AGAINST	ABSTAIN

1. Election of Director to serve until the 2010 annual meeting. Nominees: (01) Darin G. Billerbeck (02) Federico Faggin		` FOR ALL NOMINEES ` WITHHOLD AUTHORITY FOR ALL NOMINEES ` FOR ALL EXCEPT AS WRITTEN BELOW:			3. Ratification of the selection of Armanino McKenna LLP as our independent auditors.	`	`	`
		FOR	AGAINST	ABSTAIN

2.      Amendment of the 2004 Omnibus Stock Incentive Plan to: (1) increase the number of shares available for issuance by 1,500,000 shares; (2) specify that the maximum number of shares available for award grants, including incentive stock options (“ISOs”), be 3,000,000 shares; and (3) conform the award calendar to ZiLOG’s fiscal year with respect to the maximum award amount any individual may be granted thereunder

		`	`	`

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	`

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.	PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: